Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Q32 Bio Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share	457(c) and 457(h)	609,881(2)	$2.10(3)	$1,280,750.10	$0.0001531	$196.09

Equity	Common Stock, $0.0001 par value per share	457(c) and 457(h)	121,977(4)	$1.79(5)	$218,338.83	$0.0001531	$33.43

Total Offering Amounts					$1,499,088.93		$229.52

Total Fee Offsets							—

Net Fee Due							$229.52

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (“Registration Statement”) shall also cover any additional shares of common stock, $0.0001 par value per share (the “Common Stock”) of Q32 Bio Inc. (the “Registrant”) that become issuable under the Q32 Bio Inc. 2024 Stock Option and Incentive Plan (the “2024 Plan”) and the Q32 Bio Inc. 2024 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transactions.

(2)

Represents 609,881 shares of Common Stock reserved for issuance under the 2024 Plan. The 2024 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2024 Plan on January 1, 2025 and each January 1 thereafter until the plan terminates. The number of shares reserved and available for issuance under the 2024 Plan shall be cumulatively increased by 5% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or such lesser number of shares as approved by the administrator of the 2024 Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on $2.10, the average of the high and low sale prices of the Common Stock as reported on the Nasdaq Global Market (“Nasdaq”) on March 4, 2025 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission (the “Commission”)).

(4)

Represents 121,977 shares of Common Stock reserved for future issuance under the ESPP. The ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the ESPP on January 1, 2025, and each January 1 thereafter until the plan terminates. The number of shares added each year will be equal to the lesser of: (i) 241,672 shares of Common Stock, (ii) 1% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or (iii) such lesser number of shares of Common Stock as determined by the administrator of the ESPP.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on 85% (the percentage of the price per share applicable to purchases under the ESPP) of $2.10, the average of the high and low sale prices of the Common Stock as reported on Nasdaq on March 4, 2025 (such date being within five business days of the date that this Registration Statement was filed with the Commission).